Exhibit 10.13

DENALI THERAPEUTICS INC.

KEY EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

(Effective November 10, 2017)

1. Introduction. This Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan (the “Plan”) has been established by Denali Therapeutics Inc., a Delaware corporation, for the benefit of a select group of management or highly compensated employees of the Employer, in order to provide them with assurances of specified benefits if they (a) incur qualifying terminations of employment, and (b) abide by the terms and conditions of participation in, and receipt of such benefits, as set forth in the Plan. The Plan also provides certain Participants with specified benefits in the event of a Change in Control.

2. Important Terms. The following capitalized words and phrases will have the meanings set forth in this Section 2, unless a different meaning is plainly required by the context:

2.1. “Administrator” means the Company, acting through the Compensation Committee of the Board or another duly constituted committee of members of the Board, or any person to whom the Administrator or the Board has delegated any authority or responsibility with respect to the Plan pursuant to Section 13, but only to the extent of such delegation.

2.2. “Board” means the Board of Directors of the Company.

2.3. “Cause” means (a) a Participant’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (b) a Participant’s (i) engagement in material dishonesty, willful misconduct or gross negligence in each case in connection with the Participant’s position at the Company, (ii) breach of any confidentiality, invention assignment, non-disclosure, or non-solicitation agreement entered into between the Company and the Participant, (iii) material violation of a written Company policy or procedure that has been provided to the Participant causing substantial injury to the Company, and/or (iv) willful refusal to perform the Participant’s assigned duties to the Company, following written notice of such refusal by the Company and a period of fifteen (15) days to cure the same and the Participant’s failure to cure during such time period. No act or omission shall be considered “willful” if such act or omission was done, or not done, in the reasonable, good-faith belief that such act or omission was in the best interests of the Company or upon the advice of counsel to the Company.

2.4. “Change in Control” means the occurrence of any of the following events:

(a) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.4, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the preceding, no transaction will be a Change in Control under this definition unless it is also a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (a) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.5. “Change in Control Period” means the time period beginning on the consummation of the first Change in Control to occur on or after the Effective Date and ending on the date that is twelve (12) months following the consummation of such Change in Control.

2.6. “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code includes such section, any valid regulation or other Treasury Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.7. “Company” means Denali Therapeutics Inc., a Delaware corporation, and any successor that assumes the obligations of the Company under the Plan, by way of merger, acquisition, consolidation or other transaction.

2.8. “Deferred Payments” means any Severance Benefits to be paid or provided to a Participant pursuant to this Plan and any other severance payments or separation benefits to be paid or provided to such Participant, that in each case, when considered together, are considered deferred compensation under Section 409A.

2.9. “Disability” means “permanent and total disability” within the meaning of Section 22(e)(3) of the Code. The Administrator will determine whether a Participant has incurred a Disability based on such evidence as the Administrator deems necessary or advisable.

2.10. “Effective Date” means November 10, 2017.

2.11. “Eligible Employee” means a member of a “select group of management or highly compensated employees” (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) of an Employer who has been designated by the Administrator as being eligible to participate in the Plan and has been provided a Participation Agreement by the Administrator.

2.12. “Employer” means, with respect to an Eligible Employee, the Company or the parent or subsidiary of the Company that directly employs the Eligible Employee.

2.13. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA includes such section, any valid regulation or other Department of Labor guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.14. “Good Reason” means the occurrence of one or more of the following without a Participant’s written consent: (a) a change in the Participant’s principal work location resulting in a new one-way commute that is more than thirty-five (35) miles greater than the Participant’s one-way commute prior to the change in the Participant’s principal work location, regardless of whether Participant receives an offer of relocation benefits, (b) a material reduction in the Participant’s authority, duties and/or responsibilities as compared to the Participant’s authority, duties and/or responsibilities in effect immediately prior to the occurrence of the event, or (c) a material reduction in the Participant’s base compensation as compared to the Participant’s base compensation in effect immediately prior to the occurrence of the event; provided, however, that no such occurrence will constitute Good Reason unless (i) the Participant gives the Employer a written notice of termination for Good Reason not more than ninety (90) days after the initial existence of the condition, (ii) the grounds for termination (if susceptible to correction) are not corrected by the Employer within thirty (30) days of its receipt of such notice, and (iii) the Participant’s Involuntary Termination occurs within ninety (90) days following the Employer’s receipt of such notice.

2.15. “Grandfathered Award” means a Time-Based Equity Award, if any, granted to an applicable Participant before the Effective Date.

2.16. “Involuntary Termination” means a Non-CIC Involuntary Termination or a CIC Involuntary Termination, in each case, under the circumstances described in Section 4 or Section 5, respectively.

2.17. “Participant” means an Eligible Employee who has timely and properly executed and delivered his or her Participation Agreement to the Administrator, as set forth therein. A Participant’s Severance Benefit levels will be determined by the Administrator, in its sole discretion, and reflected in the Participation Agreement.

2.18. “Participation Agreement” means the individual agreement (as will be provided by separate cover as Appendix A) provided by the Administrator to an Eligible Employee designating him or her as such; provided, however, that, after a Participation Agreement has been entered into between a Participant and the Employer, it may be modified only by a supplemental written agreement executed by both Participant and the Employer.

2.19. “Section 409A” means Section 409A of the Code.

2.20. “Section 409A Limit” means two (2) times the lesser of: (a) the Participant’s annualized compensation based upon the annual rate of pay paid to the Participant during the Participant’s taxable year preceding the Participant’s taxable year of the Participant’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (b) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Participant’s employment is terminated.

2.21. “Severance Benefits” means the compensation and other benefits that a Participant will be provided under the Plan in the circumstances described in Section 4 or Section 5, as applicable.

2.22. “Time-Based Equity Award” means any Company equity compensation award (including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units) granted to an applicable Participant that, as of the applicable date, is scheduled to vest based solely on the Participant’s continued service with the Employer through the scheduled date(s) of vesting. For the avoidance of doubt, an outstanding equity compensation award (or portion thereof) granted to a Participant for which, as of the applicable date, any performance-based vesting requirements have been fully achieved or waived, and which remains subject solely to vesting requirements based solely on the Participant’s continued service with the Employer through the scheduled date(s) of vesting, is considered a “Time-Based Equity Award” as of the applicable date.

3. Eligibility for Severance Benefits. A Participant is eligible for Severance Benefits, as described in Section 4 or Section 5, as applicable, only if he or she is an Eligible Employee on the date he or she experiences an Involuntary Termination and otherwise satisfies the requirements of the Plan.

4. Involuntary Termination Outside the Change in Control Period. If, outside of the Change in Control Period, (a) a Participant terminates his or her employment with the Employer for Good Reason, or (b) the Employer terminates the Participant’s employment for a reason other than (x) Cause, (y) the Participant’s death, or (z) the Participant’s Disability (in each case of (a) or (b), a “Non-CIC Involuntary Termination”), then subject to Sections 8 through 12 and the Participant’s compliance with Section 7, the Participant will receive the following Severance Benefits:

4.1. Cash Severance Payments. Payments of cash severance for the period and in the amounts set forth in the Participant’s Participation Agreement; and

4.2. In-lieu of COBRA Benefit. If, on the day immediately before the Participant’s Non-CIC Involuntary Termination, the Participant and any qualifying spouse and/or other dependents of the Participant (“Family Members”), have coverage under a group health plan sponsored by the Company or any parent or subsidiary of the Company (“Qualifying Health Coverage”), a lump sum cash payment in an aggregate amount equal to a specified number of months of the Monthly COBRA Premium Amount (as defined below), as set forth in the Participant’s Participation Agreement. “Monthly COBRA Premium Amount” for purposes of the Plan means the applicable monthly premium cost that a Participant otherwise would be required to pay to continue Qualifying Health Coverage pursuant to the federal Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), which amount will be determined based on the premium otherwise payable for the first month of such COBRA continuation coverage, including the two-percent (2%)

administrative charge, if applicable. For the avoidance of doubt, any such payment will be made regardless of whether the Participant (and/or any Family Members) actually elect COBRA continuation coverage. Notwithstanding anything to the contrary in the Plan or any Participation Agreement, if at any time the Company determines in its sole discretion that the payment contemplated by this Section 4.2 cannot be provided to a Participant without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), such Participant will not receive such payment or any benefits or payments in lieu thereof.

5. Involuntary Termination During the Change in Control Period. If, during the Change in Control Period, (a) a Participant terminates his or her employment with the Employer for Good Reason, or (b) the Employer terminates the Participant’s employment for a reason other than (x) Cause, (y) the Participant’s death, or (z) the Participant’s Disability (in each case of (a) or (b), a “CIC Involuntary Termination”), then, subject to Sections 8 through 12 and the Participant’s compliance with Section 7, the Participant will receive the following Severance Benefits:

5.1. Cash Severance Payments. Payments of cash severance for the period and in the amounts set forth in the Participant’s Participation Agreement;

5.2. Time-Based Equity Award Vesting Acceleration Benefit. The Participant’s Time-Based Equity Awards, if any, which are outstanding and unvested as of the date of the Participant’s CIC Involuntary Termination, will accelerate and vest as to the amount(s) set forth in the Participant’s Participation Agreement, as applicable; and

5.3. In-Lieu of COBRA Benefit. If, on the day immediately before the Participant’s CIC Involuntary Termination, the Participant and any Family Members have Qualifying Health Coverage , a lump sum cash payment in an aggregate amount equal to a specified number of months of the Monthly COBRA Premium Amount, as set forth in the Participant’s Participation Agreement. For the avoidance of doubt, any such payment will be made regardless of whether the Participant (and/or any Family Members) actually elect COBRA continuation coverage. Notwithstanding anything to the contrary in the Plan or any Participation Agreement, if at any time the Company determines in its sole discretion that the payments contemplated by this Section 4.2 cannot be provided to a Participant without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), such Participant will not receive such payment or any benefits or payments in lieu thereof.

6. Grandfathered Award Vesting Acceleration Benefit Upon a Change in Control. In the event of a Change in Control, a Participant’s Grandfathered Awards, if any, which are then outstanding and unvested will accelerate and vest as to the amount(s) set forth in the Participant’s Participation Agreement, as applicable.

7. Limitation on Payments. In the event that the severance and other benefits provided for in this Plan or otherwise (“280G Payments”) payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“Section 280G”), and (ii) but for this Section 7, would be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the 280G Payments will be either:

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999. If a reduction in severance and/or other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Section 280G), which will occur in the reverse order of the date of grant for such awards (i.e., the most recently granted awards will be reduced first); (ii) reduction of cash payments, which will occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced, (iii) reduction of acceleration of vesting of equity awards, which will occur in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted equity awards will be reduced first), (iv) reduction of other benefits paid or provided to the Participant, which will occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one equity award was made to the Participant on the same date of grant, all such awards will have their acceleration of vesting reduced pro rata. Notwithstanding the foregoing, to the extent the Company submits any payment or benefit payable to the Participant under this Plan or otherwise to the Company’s stockholders for approval in accordance with Treasury Regulation Section 1.280G-1 Q&A 7, the foregoing provisions shall not apply following such submission and such payments and benefits will be treated in accordance with the results of such vote, except that any reduction in, or waiver of, such payments or benefits required by such vote will be applied without any application of discretion by the Participant and in the order prescribed by this Section 7 . In no event will a Participant have any discretion with respect to the ordering of payment reductions.

Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 7 will be made in writing by a nationally recognized firm of independent public accountants or valuation firm selected by the Company or such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon the Participant and the Company. For purposes of making the calculations required by this Section 7 the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999. The Participant and the Company will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 7. The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 7.

8. Conditions to Receipt of Severance Benefits.

8.1. Release Agreement. Notwithstanding any contrary Plan provision, as a condition to receiving any Severance Benefits, a Participant (or, after a Participant’s death, an authorized representative of the Participant’s estate) will be required to sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company (the “Release”). In all cases, the Release must become effective and irrevocable no later than the sixtieth (60th) day following the Participant’s Involuntary Termination (the “Release Deadline Date”). If the Release does not become effective and irrevocable by the Release Deadline Date, the Participant will forfeit any right to any Severance Benefits. In no event will any Severance Benefits be paid or provided to the Participant until the Release becomes effective and irrevocable.

8.2. Other Requirements. A Participant’s receipt of Severance Benefits will be subject to the Participant continuing to comply with the provisions of the Participant’s Release and the terms of any confidentiality, proprietary information and inventions agreement and any other written agreement or agreements between the Participant and the Employer under which the Participant has a material duty or obligation to the Employer. Any Severance Benefits will terminate immediately for a Participant if the Participant, at any time, violates any such agreement and/or his or her Release, and Participant will be obligated to repay all Severance Benefits paid or provided to the Participant.

9. Timing of Severance Benefits. Except as otherwise provided in a Participant’s Participation Agreement and subject to Section 11, any Severance Benefits that are payable to a Participant in cash will be paid (or in the case of Severance Benefits scheduled to be paid in installments, will commence) on the first Employer payroll date following the Release Deadline Date (such payment date, the “Severance Start Date”), with any payments due thereafter to be made as provided in this Plan or the applicable Participation Agreement.

10. Exclusive Benefit. The benefits, if any, provided under this Plan will be the exclusive benefits for a Participant related to his or her termination of employment with the Employer and/or a change in control of the Company and will supersede and replace any severance and/or change in control benefits set forth in any offer letter, employment or severance agreement and/or other agreement between the Participant and the Employer. For the avoidance of doubt, if a Participant was otherwise eligible to participate in any other Employer severance and/or change in control plan (whether or not subject to ERISA), then participation in this Plan will supersede and replace eligibility in such other plan.

11. Section 409A. Notwithstanding anything to the contrary in this Plan or any Participation Agreement:

(a) No Deferred Payments, if any, will be paid or provided until the Participant has a “separation from service” within the meaning of Section 409A (a “Separation from Service”). Similarly, no Severance Benefits payable to a Participant, if any, which otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9), will be payable until the Participant has a Separation from Service.

(b) It is intended that none of the Severance Benefits will constitute Deferred Payments but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in subsection (c) below or resulting from an involuntary separation from service as described in subsection (d) below. In no event will a Participant have discretion to determine the taxable year of payment of any Deferred Payment.

(c) If a Participant is a “specified employee” within the meaning of Section 409A at the time of the Participant’s Separation from Service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following the Participant’s Separation from Service, will become payable on the date six (6) months and one (1) day following the date of the Participant’s Separation from Service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. However, in the event of the Participant’s death following the Participant’s Separation from Service, but before the six (6)-month anniversary of the Separation from Service, then any payments delayed in accordance with this subsection (c) will be payable in a lump sum as soon as administratively practicable after the date of the Participant’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Plan is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

(d) Any amount paid under this Plan that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of this Section 11.

(e) Any amount paid under this Plan that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit will not constitute Deferred Payments for purposes of this Section 11. All amounts paid under this Plan will be paid to the applicable Participant as provided under the Plan and the Participant’s Participation Agreement, but in no event later than the last day of the second taxable year of the Participant following the taxable year of the Participant in which his or her Separation from Service occurs.

(f) The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the payments and benefits to be provided under the Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply or be exempt. Notwithstanding anything to the contrary in the Plan, including but not limited to Sections 13 and 15, the Company reserves the right to amend the Plan as it deems necessary or advisable, in its sole discretion and without the consent of the Participants, to comply with Section 409A or to avoid income recognition under Section 409A prior to the actual payment of benefits under the Plan or imposition of any additional tax. In no event will the Company or any other Employer reimburse a Participant for any taxes that may be imposed on the Participant as result of Section 409A.

12. Withholdings. Notwithstanding anything to the contrary in the Plan or any Participation Agreement, the Employer will withhold from any Severance Benefits all applicable U.S. federal, state, local and non-U.S. taxes required to be withheld and any other required payroll deductions.

13. Administration. The Company is the administrator of the Plan (within the meaning of Section 3(16)(A) of ERISA). The Plan will be administered, interpreted and operated by the Administrator (in its sole discretion). The Administrator will have the exclusive right and full discretion (a) to interpret the Plan, (b) to designate the management or highly compensated employees of the Employer who are eligible to participate in the Plan and to provide Participation Agreements to any such Eligible Employees, (c) to decide any and all matters arising under the Plan or any Participation Agreement (including the right to remedy possible ambiguities, inconsistencies, or omissions), (d) to make, amend and rescind such rules as it deems necessary or appropriate for the proper administration of the Plan, and (e) to make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, including eligibility for any benefit or payment under the Plan. In accordance with Section 2.1, the Administrator may, in its sole discretion and on such terms and conditions as it may provide, delegate in writing to one or more officers of the Company all or any portion of its authority or responsibility with respect to the Plan All decisions, interpretations and/or other actions of the Administrator and its authorized delegates (including with respect to whether an Involuntary Termination or a Change in Control has occurred) will be final, conclusive and binding on all persons and will be given the maximum possible deference permitted by law. The Administrator is the appropriate named fiduciary of the Plan solely for purposes of the Plan’s claims and appeal procedures set forth in Section 16.

14. Eligibility to Participate. To the extent that the Administrator has delegated administrative authority or responsibility to one or more officers of the Company in accordance with Sections 2.1 and 13, each such officer will not be excluded from participating in the Plan if otherwise eligible, but he or she is not entitled to act upon or make determinations regarding any matters pertaining specifically to his or her own benefit or eligibility under the Plan. The Administrator will act upon and make determinations regarding any matters pertaining specifically to the benefit or eligibility of each such officer under the Plan.

15. Amendment or Termination. The Company, by action of the Board or the Administrator, reserves the right to amend or terminate the Plan at any time, without advance notice to any Participant and without regard to the effect of the amendment or termination on any Participant or on any other individual. Any amendment or termination of the Plan must be in writing. In addition, and notwithstanding the preceding, the Company may not, without a Participant’s written consent, amend or terminate the Plan in any way, nor take any other action, that (a) prevents that Participant from becoming eligible for Severance Benefits under the Plan, or (b) reduces or alters to the detriment of the Participant the Severance Benefits payable, or potentially payable, to a Participant under the Plan (including, without limitation, imposing additional conditions).

16. Claims and Appeal Procedures.

16.1. Claims Procedure. Any Participant who believes he or she is entitled to but has not received a benefit or payment under the Plan or disagrees with the determination of the amount of any Plan benefit or payment or any other decision regarding his or her interest under the Plan (or his or her authorized legal representative) (the “Claimant”) must submit such claim for (the “Claim”) in writing to the Administrator at the following address within ninety (90) calendar days after the date the Claimant first knew or should have known of the facts on which the Claim is based, unless the Administrator consents otherwise in writing: Denali Therapeutics Inc., Attn: Administrator of the Change in Control and Severance Plan, 151 Oyster Point Blvd., 2nd Floor, South San Francisco, CA 94080.

16.1.1. Non-Disability Benefit Claim. If a Non-Disability Benefit Claim (as defined below) is denied (in full or in part), the Claimant will be provided a written notice of such denial within ninety (90) days after such Claim is received by Administrator in accordance with Section 16.1, unless special circumstances require an extension of time (up to ninety (90) days), in which case written notice of the extension will be given to the Claimant within the initial ninety (90)-day review period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the Non-Disability Benefit Claim. The denial notice will include: (a) the specific reason(s) for the denial; (b) references to the specific Plan provision(s) on which the denial was based; (c) a description of any additional material or information that is necessary to perfect the Claim; (d) a description of the Plan’s procedures for appealing the denial and the time limits applicable to such procedures; and (e) any other information required by ERISA. A “Non-Disability Benefit Claim” means a Claim that does not involve any determination of Disability by the Administrator.

16.1.2. Disability Benefit Claim. If a Disability Benefit Claim (as defined below) is denied (in full or in part), the Claimant will be provided a written notice of such denial within forty-five (45) days after such Claim is received by the Administrator in accordance with Section 16.1. However, the forty-five (45)-day time period may be extended for up to two (2) thirty (30)-day periods for matters beyond the control of the Administrator, in which case the Claimant will be notified in writing of the extension within the initial forty-five (45)-day or thirty (30)-day review period, as applicable, the circumstances requiring the extension and the date by which the Administrator expects to render its decision. Any notice of extension also will explain the standards on which the entitlement to a Plan benefit is based, the unresolved issues that prevent a decision on the Disability Benefit Claim and the additional information needed to resolve those issues, and notice that the Claimant will be afforded at least forty-five (45) calendar days within which to provide the specified information, in which case the period for making the determination on such Claim will be tolled from the date the notification of extension was provided until the Claimant responds to the request for additional information. No additional extensions may be made, except with the Claimant’s voluntary consent. The denial notice will include: (a) the specific reason(s) for the denial; (b) references to the specific Plan provision(s) on which the denial was based; (c) a description of any additional material or information that is necessary to perfect such Claim; (d) a copy of any internal rule, guideline, protocol or other similar criteria relied on in denying such Claim or a statement that such rule, guideline, protocol or other similar criteria was relied on in denying such Claim and that a copy of it will be provided without charge upon request; (e) a description of the Plan’s procedures for appealing the denial; and (f) any other information required by ERISA. A “Disability Benefit Claim” means a Claim that involves a determination of Disability by the Administrator.

16.2. Appeal Procedure. A Claimant may appeal any denied Claim by filing a request for review of such denial in writing with the Administrator at the address noted in Section 16.1. Such request must be made within sixty (60) days following the date the Claimant received the written notice of denial (or, in the case of a Disability Benefit Claim, within one hundred and eighty (180) days following receipt of the denial). The Claimant then has the right to review and obtain copies of all documents and other information relevant to the Claim, upon request and at no charge, and to submit comments, documents and other information relating to the Claim in writing. The Administrator will provide written notice of its decision on review (whether or not adverse) within sixty (60) days after it receives a timely review request (or in the case of a Disability Benefit Claim, within forty-five (45) days after receipt of a timely review request), unless special circumstances require a longer period of time, in which case a decision will be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the timely review request (or, in the case of a Disability Benefit Claim, not later than ninety (90) days after the timely review request). The Claimant will be given written notice of any such extension before the end of the original 60-day review period (or 45-day review period in the case of a Disability Benefit Claim), as well as the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. In the case of a Disability Benefit Claim, the review of the appealed Claim will be conducted by the Administrator (who will not be the individual who decided the initial Claim nor the subordinate of such individual). In deciding an appeal of any denied Disability Benefit Claim that is based in full or in part on a medical judgment, the Administrator will consult with a health care professional (who will neither be an individual who was consulted in connection with the initial Claim nor the subordinate of such individual) who has appropriate training and experience in the field of medicine involved in the medical judgment. Any medical or vocational experts whose advice was obtained on behalf of the Administrator in connection with such denied Claim will be identified, regardless of whether the advice was relied upon in denying the Claim.

If the Administrator denies the appealed Claim, the notice of denial will include: (a) the specific reason(s) for the denial; (b) references to the specific provision(s) of the Plan on which the denial was based; (c) a statement that the Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the Claim; (d) in the case of a Disability Benefit Claim, a copy of any internal rule, guideline, protocol or other similar criteria relied on in denying the appeal or a statement that such rule, guideline, protocol or other similar criteria was relied on in denying the appeal and that a copy of it will be provided without charge upon request; (e) a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA following the denial on review; and (f) any other information required by ERISA.

16.3. Exhaustion of Plan’s Claims and Appeal Procedure Required; Limitations on any Legal Actions; Venue. Exhaustion of the Plan’s applicable claims and appeal procedure set forth in this Section 16 is mandatory for resolving any Claim under the Plan before initiating any legal action relating to the Claim. Any legal action with respect to a Claim, if permitted, must be brought (a) no later than one (1) year after the Administrator’s denial of such Claim on appeal, regardless of any state or federal statutes establishing provisions relating to limitations on actions, and (b) in the U.S. District Court for the Northern District of California. In any such action, all determinations made by the Administrator (and its authorized delegates) in connection with its review of the Claim will be afforded the maximum possible deference permitted by law.

17. Attorneys’ Fees. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Plan. Notwithstanding the foregoing, in the event that a Participant is required to incur attorneys’ fees in order to obtain any Severance Benefit, and the Participant prevails on at least one material issue related to his or her Claim for such benefit, then the Company will reimburse the reasonable attorneys’ fees so incurred by the Participant.

18. Source of Payments. The Plan will be maintained at all times in a manner to be considered “unfunded” for purposes of ERISA. All payments under the Plan will be paid from the general funds of the Company; no separate fund will be established under the Plan, and the Plan will have no assets. No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company or other Employer.

19. Inalienability. In no event may any current or former employee of the Employer sell, transfer, anticipate, assign or otherwise dispose of any right or interest he or she may have under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process. If any Severance Benefit is payable to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

20. Death. Notwithstanding anything to the contrary in the Plan, if a Participant dies after his or her Involuntary Termination and after the Participant (or the authorized representative of the Participant’s estate) have timely executed and returned the applicable Release to the Administrator (without having timely revoked it) but before receiving all of the Severance Benefits otherwise payable to him or her, such benefits instead will be paid to the executor of the Participant’s estate, on behalf of the estate, at the time(s) and in the form(s) applicable to such Severance Benefits under the Plan.

21. No Enlargement of Employment Rights. Neither the establishment or maintenance or amendment of the Plan, nor the making of any benefit payment hereunder, will be construed to confer upon any individual any right to continue to be an employee of the Employer. The Employer expressly reserves the right to discharge any of its employees at any time, with or without cause or notice, as permitted by applicable law.

22. Successors. Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Plan and agree expressly to perform the obligations under the Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Plan, the term “Company” will include any successor to the Company’s business and/or assets which become bound by the terms of the Plan by operation of law, or otherwise.

23. Applicable Law. The Plan is intended to be an unfunded deferred compensation plan within the meaning of U.S. Department of Labor Regulation Section 2520.104-23 and will be construed, administered and enforced as such in accordance with ERISA. To the extent applicable, the internal substantive laws of the state of California (but not its conflict of laws provisions) will apply.

24. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

25. Headings. Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning, construction or interpretation of the Plan’s provisions.

26. Indemnification. The Company hereby agrees to indemnify and hold harmless the officers and employees of the Company, and the members of its Board, from all losses, claims, costs or other liabilities arising from their acts or omissions in connection with the administration, amendment or termination of the Plan, to the maximum extent permitted by applicable law. This indemnity will cover all such liabilities, including judgments, settlements and costs of defense. The Company will provide this indemnity from its own funds to the extent that insurance does not cover such liabilities. This indemnity is in addition to and not in lieu of any other indemnity provided to such person by the Company.

27. No Guarantee of Tax Consequences. Neither the Administrator, the Board, the Company nor any other Employer makes any guarantees regarding the tax treatment to any person of any benefits or payments provided under the Plan.

CEO [To the extent designated for such benefit levels by the Administrator]

Appendix A

Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan

Participation Agreement

Denali Therapeutics Inc. (the “Company”) is pleased to inform you that you are eligible to participate in the Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan (the “Plan”).

A copy of the Plan has been delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan, including this Participation Agreement. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

In order to actually become a Participant in the Plan, you must complete and sign this Participation Agreement, and return it to [INSERT APPLICABLE INFO] no later than [DATE].

If you are a Participant, then subject to the terms and conditions of the Plan, you will receive the following benefits or payments under the Plan, as applicable:

[Applicable only to Participant who serves as CEO as of the Initial Adoption of the Plan: I. Change in Control

In the event of a Change in Control, the vesting schedule of any then-outstanding and unvested Grandfathered Awards held by you will be accelerated in part so that the number of shares, if any, subject to each such Grandfathered Award that would otherwise have first become vested in the period between the date of consummation of the Change in Control and the date on which all but the unvested shares subject to each such Grandfathered Award that would have vested in the final twelve (12) months of the vesting period will have first become vested will immediately become vested and exercisable, as applicable. The remaining number of shares subject to each such Grandfathered Award representing the last twelve (12) months of vesting will continue to be eligible to vest in accordance with the original vesting schedule within the next twelve (12) months set forth in the applicable award agreements for such awards, if any. By way of illustration, if, on the date of consummation of a Change in Control, you hold an unvested Grandfathered Award in the form of stock options that vest over a remaining period of thirty-six (36) months, then the shares subject to such stock option that would have vested over the next twenty-four (24) months will accelerate in full, and shares subject to such stock option that would have vested over the remaining twelve (12) months would continue to vest from and after the Change in Control over the twelve (12) months following the Change in Control, subject to the provisions of Paragraph III.3. of this Participation Agreement. ]

II. Non-CIC Involuntary Termination

If, outside of the Change in Control Period, you incur a Non-CIC Involuntary Termination, then subject to the terms and conditions of the Plan, you will receive the following Severance Benefits:

1. Cash Severance Benefits.

a. Base Salary. One hundred percent (100%) of your annual base salary (as in effect as of the date of your Non-CIC Involuntary Termination or, if your Non-CIC Involuntary Termination is pursuant to clause (iii) of the Good Reason definition, as in effect as of immediately prior to the reduction triggering your grounds for Good Reason) paid ratably over a period of twelve (12) months, beginning on the Severance Start Date.

b. [Applicable only to Participant who serves as CEO as of the Initial Adoption of the Plan: Pro-Rated Bonus. A lump sum payment equal to the annual target bonus you would otherwise be eligible to receive from the Employer for the fiscal year in which the Non-CIC Involuntary Termination occurs, assuming the achievement of all annual targets at one hundred percent (100%), pro-rated for the portion of such year during which you were employed by the Employer. Any such payment will be paid on the Severance Start Date. ]

2. In-Lieu of COBRA Benefit. If, on the day immediately before the Non-CIC Involuntary Termination occurs, you and any Family Members have Qualifying Health Coverage, a lump sum payment in an aggregate amount equal to twelve (12) months of the Monthly COBRA Premium Amount. Any such payment will be paid on the Severance Start Date. Notwithstanding anything to the contrary in the Plan or this Participation Agreement, if at any time the Company determines in its sole discretion that the payments contemplated by this Paragraph II.2. of this Participation Agreement cannot be provided to you without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), you will not receive such payment or any benefits or payments in lieu thereof.

III. CIC Involuntary Termination

If, during the Change in Control Period, you incur a CIC Involuntary Termination, then subject to the terms and conditions of the Plan, you will receive the following Severance Benefits:

1. Cash Severance Benefits.

a. Base Salary. One hundred and fifty percent (150%) of your annual base salary (as in effect immediately prior to your CIC Involuntary Termination or, if your Non-CIC Involuntary Termination is pursuant to clause (iii) of the Good Reason definition, as in effect as of immediately prior to the reduction triggering your grounds for Good Reason), paid ratably over a period of eighteen (18) months, in accordance with the Employer’s normal payroll policies and practices. The severance payments pursuant to the prior sentence shall commence on the Severance Start Date.

b. Target Bonus. A lump sum payment equal to one hundred percent (100%) of the annual target bonus you would otherwise be eligible to receive from the Employer for the fiscal year in which the CIC Involuntary Termination occurs, assuming the achievement of all annual targets at one hundred percent (100%). Any such payment will be paid on the Severance Start Date.

2. In-Lieu of COBRA Benefit. If, on the day immediately before the CIC Involuntary Termination occurs, you and any Family Members have Qualifying Health Coverage, a lump sum payment in an aggregate amount equal to eighteen (18) months of the Monthly COBRA Premium Amount. Any such payment will be paid on the Severance Start Date. Notwithstanding anything to the contrary in the Plan or this Participation Agreement, if at any time the Company determines in its sole discretion that the payments contemplated by this Paragraph III.2. of this Participation Agreement cannot be provided to you without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), you will not receive such payment or any benefits or payments in lieu thereof.

3. Time-Based Equity Award Vesting Acceleration. One hundred percent (100%) of your then outstanding and unvested Time-Based Equity Awards automatically will become vested in full and, if applicable, exercisable (each, an “Accelerated Award”). The period over which an Accelerated Award may be exercised, if applicable, will be governed by the applicable provisions of the Company’s equity compensation plan under which such award had been granted and the related award agreement. Any Accelerated Awards that are restricted stock units, performance units or similar awards will be paid to you on the Release Deadline Date; the acceleration of an Accelerated Award that is a stock option or shares of restricted stock shall be effective immediately upon the timely effectiveness of the Release.

For the avoidance of doubt, no Company equity compensation award held by you that is outstanding as of the Effective Date and is subject to performance-based vesting will be subject to any “single trigger” or similar acceleration of vesting upon a Change in Control, change of control or similar event (but will vest upon achievement of the relevant performance metrics in connection with such event to the extent provided under the equity award’s terms), and no such award will be subject to acceleration of vesting in connection with a termination of your employment upon or following a Change in Control, change of control or similar event, in each case, unless determined otherwise by the Board or the Compensation Committee of the Board following the date hereof; in the event any such performance-metrics have not been achieved in connection with the Change in Control, change of control or similar event, such performance-based equity awards will be treated in accordance with the terms of Section 9 of the 2015 Stock Incentive Plan.

In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Administrator the Release, as set forth therein, which must become effective and irrevocable within the requisite period set forth in the Release and is subject to the Release timing requirements specified in the Plan. Also, as set forth in the Plan, any benefits or payments for which you otherwise become eligible under the Plan will be reduced if necessary to avoid such benefits from becoming subject to “golden parachute” excise taxes under the Code.

Please note that the Employer will withhold from any Plan benefits or payments all applicable U.S. federal, state and local, and non-U.S. taxes required to be withheld and any other required payroll deductions. All Severance Benefits are subject to the terms and conditions of the Plan, including but not limited to Section 11 of the Plan.

By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Plan; (2) you have carefully read this Participation Agreement and the Plan, including, but not limited to, the terms and conditions of participation in, and receipt of any benefits or payments, under the Plan; (3) you agree that the decisions and determinations of the Administrator under the Plan (and its authorized delegates) will be final and binding on you and your successors, and will be given the maximum possible deference permitted by law; and (4) you agree that your participation in the Plan and this Participation Agreement replaces in its entirety any severance and/or change in control provisions set forth in any offer letter, employment agreement, severance and/or change in control agreement, or other agreement between you and the Company, including, but not limited to, your offer letter with the Company dated February 1, 2015, as amended.

DENALI THERAPEUTICS INC.	PARTICIPANT

Signature	Signature

Name	Printed Name

Title	Date

Attachment:         Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan

[Signature Page to the Participation Agreement]

C-Level Executives [To the extent designated for such benefit levels by the Administrator]

Appendix A

Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan

Participation Agreement

Denali Therapeutics Inc. (the “Company”) is pleased to inform you that you are eligible to participate in the Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan (the “Plan”).

A copy of the Plan has been delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan, including this Participation Agreement. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

In order to actually become a Participant in the Plan, you must complete and sign this Participation Agreement, and return it to: [INSERT APPLICABLE INFO] no later than [DATE].

If you are a Participant, then subject to the terms and conditions of the Plan, you will receive the following benefits or payments under the Plan, as applicable:

[Applicable only to Participants who are C-Level Executives as of the Initial Adoption of the Plan: I. Change in Control

In the event of a Change in Control, the vesting schedule of any then-outstanding and unvested Grandfathered Awards held by you will be accelerated in part so that the number of shares, if any, subject to each such Grandfathered Award that would otherwise have first become vested in the period between the date of consummation of the Change in Control and the date on which all but the unvested shares subject to each such Grandfathered Award that would have vested in the final twelve (12) months of the vesting period will have first become vested will immediately become vested and exercisable, as applicable. The remaining number of shares subject to each such Grandfathered Award representing the last twelve (12) months of vesting will continue to be eligible to vest in accordance with the original vesting schedule within the next twelve (12) months set forth in the applicable award agreements for such awards, if any. By way of illustration, if, on the date of consummation of a Change in Control, you hold an unvested Grandfathered Award in the form of stock options that vest over a remaining period of thirty-six (36) months, then the shares subject to such stock option that would have vested over the next twenty-four (24) months will accelerate in full, and the shares subject to such stock option that would have vested over the remaining twelve (12) months would continue to vest from and after the Change in Control over the twelve (12) months following the Change in Control, subject to the provisions of Paragraph III.3. of this Participation Agreement. ]

II. Non-CIC Involuntary Termination

If, outside of the Change in Control Period, you incur a Non-CIC Involuntary Termination, then subject to the terms and conditions of the Plan, you will receive the following Severance Benefits:

1. Cash Severance Benefits.

a. Base Salary. Seventy five percent (75%) of your annual base salary (as in effect as of the date of your Non-CIC Involuntary Termination or, if your Non-CIC Involuntary Termination is pursuant to clause (iii) of the Good Reason definition, as in effect as of immediately prior to the base compensation reduction triggering your grounds for Good Reason) paid ratably over a period of nine (9) months beginning on the Severance Start Date, in accordance with the Employer’s normal payroll policies and practices.

b. [Applicable only to Participants who are C-Level Executives as of the Initial Adoption of the Plan: Pro-Rated Bonus. A lump sum payment equal to the annual target bonus you would otherwise be eligible to receive from the Employer for the fiscal year in which the Non-CIC Involuntary Termination occurs, assuming the achievement of all annual targets at one hundred percent (100%), pro-rated for the portion of such year during which you were employed by the Employer. Any such payment will be made on the Severance Start Date. ]

2. In-Lieu of COBRA Benefit. If, on the day immediately before your Non-CIC Involuntary Termination occurs, you and any Family Members have Qualifying Health Coverage, a lump sum payment in an aggregate amount equal to nine (9) months of the Monthly COBRA Premium Amount. Any such payment will be paid on the Severance Start Date. Notwithstanding anything to the contrary in the Plan or this Participation Agreement, if at any time the Company determines in its sole discretion that the payments contemplated by this Paragraph II.2. of this Participation Agreement cannot be provided to you without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), you will not receive such payment or any benefits or payments in lieu thereof.

III. CIC Involuntary Termination

If, during the Change in Control Period, you incur a CIC Involuntary Termination, then subject to the terms and conditions of the Plan, you will receive the following Severance Benefits:

1. Cash Severance Benefits.

a. Base Salary. One hundred percent (100%) of your base salary (as in effect immediately prior to your CIC Involuntary Termination or, if your Non-CIC Involuntary Termination is pursuant to clause (iii) of the Good Reason definition, as in effect as of immediately prior to the base compensation reduction triggering your grounds for Good Reason), paid ratably over a period of twelve (12) months beginning on the Severance Start Date, in accordance with the Employer’s normal payroll practices.

b. Target Bonus. A lump-sum payment equal to one hundred percent (100%) of the annual target bonus you would otherwise be eligible to receive from the Employer for the fiscal year in which your CIC Involuntary Termination occurs, assuming the achievement of all annual targets at one hundred percent (100%). Any such payment will be paid on the Severance Start Date.

2. In-Lieu of COBRA Benefit. If, on the day immediately before your CIC Involuntary Termination occurs, you and any Family Members have Qualifying Health Coverage, a lump sum payment in an aggregate amount equal to twelve (12) months of the Monthly COBRA Premium Amount. Any such payment will be paid on the Severance Start Date. Notwithstanding anything to the contrary in the Plan or this Participation Agreement, if at any time the Company determines in its sole discretion that the payments contemplated by this Paragraph III.2. of this Participation Agreement cannot be provided to you without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), you will not receive such payment or any benefits or payments in lieu thereof.

3. Time-Based Equity Award Vesting Acceleration. One hundred percent (100%) of your then-outstanding and unvested Time-Based Equity Awards automatically will become vested in full and, if applicable, exercisable (each, an “Accelerated Award”). The period over which an Accelerated Award may be exercised, if applicable, will be governed by the applicable provisions of the Company’s equity compensation plan under which such award had been granted and the related award agreement. Any Accelerated Awards that are restricted stock units, performance units or similar awards will be paid to you on the Release Deadline Date; the acceleration of an Accelerated Award that is a stock option or shares of restricted stock shall be effective immediately upon the timely effectiveness of the Release.

For the avoidance of doubt, no Company equity compensation award held by you that is outstanding as of the Effective Date and is subject to performance-based vesting will be subject to any “single trigger” or similar acceleration of vesting upon a Change in Control, change of control or similar event (but will vest upon achievement of the relevant performance metrics in connection with such event to the extent provided under the equity award’s terms), and no such award will be subject to acceleration of vesting in connection with a termination of your employment upon or following a Change in Control, change of control or similar event, in each case, unless determined otherwise by the Board or the Compensation Committee of the Board following the date hereof; in the event any such performance-metrics have not been achieved in connection with the Change in Control, change of control or similar event, such performance-based equity awards will be treated in accordance with the terms of Section 9 of the 2015 Stock Incentive Plan.

In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Administrator the Release, as set forth therein, which must become effective and irrevocable within the requisite period set forth in the Release and is subject to the Release timing requirements specified in the Plan. Also, as set forth in the Plan, any benefits or payments for which you otherwise become eligible under the Plan will be reduced if necessary to avoid such benefits from becoming subject to “golden parachute” excise taxes under the Code.

Please note that the Employer will withhold from any Plan benefits or payments all applicable U.S. federal, state and local, and non-U.S. taxes required to be withheld and any other required payroll deductions. All Severance Benefits are subject to the terms and conditions of the Plan, including but not limited to Section 11 of the Plan.

By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Plan; (2) you have carefully read this Participation Agreement and the Plan; (3) you agree that the decisions and determinations of the Administrator under the Plan (and its authorized delegates) will be final and binding on you and your successors, and will be given the maximum possible deference permitted by law; and (4) you agree that your participation in the Plan and this Participation Agreement replaces in its entirety any severance and/or change in control provisions set forth in any offer letter, employment agreement, severance and/or change in control agreement, and/or other agreement between you and the Employer, including, but not limited to, your [                    ].

DENALI THERAPEUTICS INC.	PARTICIPANT

Signature	Signature

Name	Printed Name

Title	Date

Attachment:         Denali Therapeutics Inc. Key Executive Change in Control and Severance Plan

[Signature Page to the Participation Agreement]